Exhibit 99

News Announcement	For Immediate Release

REX Q1 NET INCOME PER SHARE INCREASES TO $0.42 FROM A LOSS OF $0.19

- Growth Reflects Transition to Alternative Energy, Operation of All Ethanol
Production Facilities and Improved Crush Spreads -

- Plans Name Change to “REX American Resources Corporation”
Subject to Shareholder Approval on June 9 -

Dayton, Ohio (May 27, 2010) – REX Stores Corporation (NYSE: RSC) today announced improved financial results for its fiscal 2010 first quarter (“Q1 ‘10”) ended April 30, 2010.

Summary Consolidated Operating Results and Balance Sheet Review
REX reported net sales and revenue of $71.3 million in Q1 ‘10 compared with net sales and revenue of $14.2 million in Q1 ‘09. For Q1 ‘10, REX recorded income from continuing operations before income taxes and non-controlling interests of $7.4 million compared with a $2.4 million loss in the comparable prior year period. The Q1 ‘10 pre-tax income from continuing operations is inclusive of $2.8 million of equity in income of unconsolidated ethanol affiliates compared with a $0.3 million loss from unconsolidated ethanol affiliates in Q1 ‘09. In the quarter ended April 30, 2010, REX generated income from continuing operations net of taxes and non-controlling interests of $3.5 million, or $0.35 per diluted share, compared with a loss net of taxes and non-controlling interests of $1.1 million, or $0.11 per diluted share, in the comparable prior year period.

For Q1 ‘10 REX generated net income attributable to common shareholders of $4.2 million, or $0.42 per diluted share, versus a net loss attributable to common shareholders of $1.7 million, or $0.19 per diluted share, in Q1 ‘09. Per share results are based on 10,045,000 and 9,298,000 diluted weighted average shares outstanding for the Q1 ‘10 and Q1 ‘09 quarters, respectively.

Stuart Rose, Chairman and Chief Executive Officer commented on the results, “REX got off to a strong start in fiscal 2010 with Q1 operating results reflecting our transition over the last several years to focus on alternative energy. Fiscal 2010 Q1 comparisons benefited from the start of ethanol production last year at the One Earth Energy facility as well as a year-over-year improvement in crush spreads for the first three months of calendar 2010.”

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REX Reports Q1 Results, 5/27/10	page 2

At April 30, 2010, REX had cash and cash equivalents of $101.4 million, including $86.1 million of cash at the parent company (exclusive of approximately $15.3 million of cash at consolidated ethanol production facilities), compared with cash and cash equivalents of $100.4 million at January 31, 2010 including $82.5 million of cash at the parent company (exclusive of approximately $17.9 million of cash at consolidated ethanol production facilities).

REX repurchased 2,000 shares of its common stock in open market transactions in Q1 ‘10. Reflecting its current repurchase authorization, REX is presently authorized to repurchase up to 481,000 shares of its common stock.

Segment Operating Results Data
REX’s financial results primarily reflect its interests in six ethanol production facilities, including the consolidation of its majority investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) and One Earth Energy, LLC (“One Earth”).

At April 30, 2010, REX had lease or sub-lease agreements, as landlord for all or parts of ten former retail store locations (including one property that REX leases and sub-leases). REX also has 30 former retail stores and one former distribution center that were vacant at April 30, 2010 which it is marketing to lease or sell. In addition one former distribution center is partially leased, partially occupied for the REX corporate office and partially vacant. The Q1 ‘10 real estate revenue reflects rental income derived from these sites.

REX exited its retail operations in fiscal 2009, and the retail operations results are classified as discontinued operations. Certain amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations. In Q1 ‘10 REX recorded $0.7 million of income from discontinued operations, net of tax compared with a $0.7 million loss from discontinued operations and disposal of discontinued operations, net of tax in Q1 ‘09.

The table below summarizes net sales and revenue from REX’s alternative energy and real estate segments and income (loss) from continuing operations for the three-month periods ended April 30, 2010 and April 30, 2009.

($ in thousands)	Three Months Ended April 30,
	2010	2009

Net sales and revenue:
Alternative energy (1)	$71,022	$14,118
Real estate	269	130

Total net sales and revenues	$71,291	$14,248

Segment profit (loss):
Alternative energy segment profit (loss) (1)	$8,613	$(1,988)
Real estate segment (loss) profit	(428)	29
Corporate expense	(773)	(476)
Interest expense	(49)	(189)
Interest income	69	230

Income (loss) from continuing operations before income taxes and noncontrolling interests	$7,432	$(2,394)

(1)	Includes results attributable to non-controlling interest of approximately 44% for Levelland Hockley and 26% for One Earth Energy.

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REX Reports Q1 Results, 5/27/10	page 3

Supplemental Data Related to REX’s Alternative Energy Interests

At April 30, 2010 REX had interests in the following ethanol production facilities:

Entity	Nameplate Production Capacity (annual gallons)	REX’s Capital Investment (millions)	REX’s Ownership Interest	Debt Investment (millions)	REX Effective Nameplate Capacity Owned (gallons)

Levelland Hockley County Ethanol, LLC – Texas (1)	40M	$16.5	56%	$6.7	22.4M
Patriot Renewable Fuels, LLC – Annawan, IL	100M	$16.0	23%	$0.5	23.0M
One Earth Energy, LLC – Gibson City, IL	100M	$50.8	74%	—	74.0M
Big River Resources, LLC - W. Burlington, IA	92M		10%	—	9.2M
Big River Resources, LLC – Galva, IL	100M	$20.0	10%	—	10.0M
Big River United Energy, LLC – Dyersville, IA (2)	100M		5%	—	5.0M

Total	532M	$103.3	n/a	$7.2	143.6M

(1)	REX has a contingent funding commitment of $1.1 million for the Levelland Hockley Facility
(2)	REX has a 10% ownership interest in Big River Resources, LLC which owns 100% of the West Burlington and Galva plants and acquired a 50.5% interest in the Dyersville plant in August 2009.

The following table summarizes select data related to the Company’s alternative energy interests:

($ in thousands)	Three Months Ended April 30,
	2010		2009

Sales of Products:
Alternative Energy Segment
Ethanol	$59,529	84%	$10,452	74%
Dried distiller grains	9,258	13%	1,633	12%
Wet distiller grains	2,031	3%	1,938	14%
Other	204	—%	95	—%

TOTAL ALTERNATIVE ENERGY SALES	$71,022	100%	$14,118	100%

The following table summarizes selected operating data from Levelland Hockley and One Earth, the Company’s consolidated ethanol production facilities:

	Three Months Ended April 30,
	2010	2009

Average selling price per gallon of ethanol	$1.73	$1.55
Average selling price per ton of dried distiller grains	$121.32	$160.10
Average selling price per ton of wet distiller grains	$31.56	$47.82
Average cost per bushel of grain	$3.67	$3.26
Average cost of natural gas (per mmbtu)	$5.65	$5.47

Segment Balance Sheet Data

	April 30, 2010	January 31, 2010

Assets:
Alternative energy	$295,166	$302,228
Real estate	31,567	31,796
Corporate	112,743	117,481

Total assets	$439,476	$451,505

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REX Reports Q1 Results, 5/27/10	page 4

Conference Call, Webcast and Replay Details:

REX is hosting a conference call and simultaneous webcast at 11:00 am ET today, both of which are open to the general public. The conference call number is 212/231-2915; please call five minutes in advance to ensure that you are connected prior to the presentation. Questions will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.rextv.com/Corp/Page4.aspx; allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the call can be accessed for 30 days at www.rextv.com/Corp/Page4.aspx.

Planned Name Change

As previously announced, REX plans to change the Company’s name to REX American Resources Corporation and its stock symbol to “REX.” The name change is subject to shareholder approval at REX’s Annual Meeting on June 9, and if approved, the symbol change will occur shortly thereafter.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500 or rsc@jcir.com

-tables follow-

REX Reports Q1 Results, 5/27/10	page 5

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended April 30,
	2010	2009

Net sales and revenue	$71,291	$14,248
Cost of sales	63,194	13,923

Gross profit	8,097	325
Selling, general and administrative expenses	(2,093)	(1,194)
Interest income	115	230
Interest expense	(1,367)	(878)
Loss on early termination of debt	—	(61)
Equity in income (loss) of unconsolidated ethanol affiliates	2,847	(260)
Losses on derivative financial instruments, net	(167)	(556)

Income (loss) from continuing operations before income taxes and noncontrolling interests	7,432	(2,394)
(Provision) benefit for income taxes	(2,484)	715

Income (loss) from continuing operations including noncontrolling interests	4,948	(1,679)
Income (loss) from discontinued operations, net of tax	657	(545)
Loss on disposal of discontinued operations, net of tax	—	(129)

Net income (loss) including noncontrolling interests	5,605	(2,353)
Net (income) loss attributable to noncontrolling interests	(1,417)	622

Net income (loss) attributable to REX common shareholders	$4,188	$(1,731)

Weighted average shares outstanding - basic	9,840	9,298

Basic income (loss) per share from continuing operations attributable to REX common shareholders	$0.36	$(0.11)
Basic income (loss) per share from discontinued operations attributable to REX common shareholders	0.07	(0.06)
Basic loss per share from disposal of discontinued operations attributable to REX common shareholders	—	(0.02)

Basic net income (loss) per share attributable to REX common shareholders	$0.43	$(0.19)

Weighted average shares outstanding – diluted	10,045	9,298

Diluted income (loss) per share from continuing operations attributable to REX common shareholders	$0.35	$(0.11)
Diluted income (loss) per share from discontinued operations attributable to REX common shareholders	0.07	(0.06)
Diluted loss per share from disposal of discontinued operations attributable to REX common shareholders	—	(0.02)

Diluted net income (loss) per share attributable to REX common shareholders	$0.42	$(0.19)

Amounts attributable to REX common shareholders:
Income (loss) from continuing operations, net of tax	$3,531	$(1,057)
Income (loss) from discontinued operations, net of tax	657	(674)

Net income (loss)	$4,188	$(1,731)

Amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations.

- balance sheet follows -

REX Reports Q1 Results, 5/27/10	page 6

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	April 30, 2010	January 31, 2010

Assets
Current assets:
Cash and cash equivalents	$101,420	$100,398
Accounts receivable, net	7,460	9,123
Inventory, net	7,430	8,698
Refundable income taxes	6,240	12,813
Prepaid expenses and other	2,751	2,691
Deferred taxes, net	5,138	6,375

Total current assets	130,439	140,098
Property and equipment, net	242,345	246,874
Other assets	9,517	8,880
Deferred taxes, net	8,480	8,468
Equity method investments	46,081	44,071
Investments in debt instruments	514	1,014
Restricted investments	2,100	2,100

Total assets	$439,476	$451,505

Liabilities and equity
Current liabilities:
Current portion of long-term debt and capital lease obligations, alternative energy	$13,397	$12,935
Current portion of long-term debt, other	323	371
Accounts payable, trade	5,642	6,976
Deferred income	6,772	7,818
Accrued restructuring charges	502	511
Accrued real estate taxes	1,815	2,968
Derivative financial instruments	1,749	1,829
Other current liabilities	5,324	5,442

Total current liabilities	35,524	38,850

Long-term liabilities:
Long-term debt and capital lease obligations, alternative energy	110,716	124,093
Long-term debt, other	2,182	2,596
Deferred income	5,122	6,396
Derivative financial instruments	3,946	4,055
Other	575	419

Total long-term liabilities	122,541	137,559

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,120	141,698
Retained earnings	295,172	290,984
Treasury stock	(186,097)	(186,407)
Accumulated other comprehensive income, net of tax	27	49

Total REX shareholders’ equity	251,521	246,623
Noncontrolling interests	29,890	28,473

Total equity	281,411	275,096

Total liabilities and equity	$439,476	$451,505

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